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                               NETWORK SIX, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

               This Network six, Inc. Non-Employee Director Stock Option Plan (the "Plan") is adopted by Network Six. Inc. (the "Company") for the purpose of advancing the interests of the company by providing incentives for the continued services of the company's non-employee directors and by attracting able individuals to directorships with the Company.

               1.  Definitions.  For purposes of this Plan, the following term
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          shall have the meanings set forth below:

               "Board" means the Board of Directors of the Company.

               "Common Shares" means the Company's common stock, $.10 par value per share.

               "Company" means Network Six, Inc., a Rhode Island corporation.

               "Effective Date" means March 15, 1995.

               "Grant Date" means the effective date of a grant of options pursuant to Paragraph 4(a) and 4(b) hereof.

               "Market Value" means the closing price of the Common Shares as reported by NASDAQ.

               "participant" means a director who has met the requirements of eligibility and participation described in Paragraph 3 hereof.

               2.  Administration. The Plan shall be administered by the Board.
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          Subject to the provisions of the Plan, the Board shall have the authority to interpret the provisions and supervise the administration or the Plan. All decisions made by the Board under the provisions of the Plan shall be made by the affirmative vote of a majority of the directors then in office. The following provisions shall apply to the administration of the Plan by the Board:

                   (a) The Board shall have full authority subject to the
               express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it to determine the terms and provisions of each option and the form of any option agreement evidencing an option granted under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan.


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                   (b) The Board shall not be held liable for any action taken or determination made in good faith with respect to the Plan or any option granted hereunder.


               3.  Eligibility and Participation
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                    (a) A non-employee director of the Company shall
          automatically become a Participant in the Plan as of the later of (1) the Effective Date, or (ii) the date of initial election to the Board. A director who is a regular employee of the Company is not eligible to participate in the Plan.

                    (b) A Participant shall cease participation in the Plan as of the date the Participant (i) fails to be re-elected to the Board,
          (ii) resigns or otherwise vacates his position on the Board, or (iii) becomes a regular employee of the Company.

               4.  Grant of Options.
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                    (a) Each person who is a Participant on the Effective Date shall be automatically and without the exercise of discretion by any person awarded a non-qualified option to purchase 5,000 Common Shares effective as of the Effective Date, at a price equal to the Market Value of Common Shares on that date. Any person who becomes a Participant after the Effective Date. shall be awarded a non-qualified option to purchase 5,000 Coupon Shares effective as of the date on which such Participant is first elected to the Board, at a price equal to the Market Value of Common Shares on that date.

                    (b) Beginning with January 15, 1996, each Participant shall, automatically and without the exercise of discretion by any person, be awarded as of January 15 of each year that the Plan is in effect a non-qualified option to purchase 5,000 Common Shares at a price equal to the Market Value of Common Shares on that date.

                    (c) Notwithstanding Sections (a) and (b) above, no Participant shall be awarded options for more than 15,000 Common Shares in total under the Plan.

                    (d) All options awarded under the Plan shall have a term of 10 years.

                    (e) Options awarded under the Plan shall not qualify as incentive stock options within the meaning of Section 423 of the Internal Revenue Code.

              5. Method of Exercise. An option granted under the Plan may be
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          exercised, in whole or in part, by submitting a written notice to the
          Board, signed by the Participant or such other

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          person who may be entitled to exercise such option, and specifying the number of Common Shares as to which the option is being exercised.
          Such notice shall be accompanied by the payment of the full option price for such Common Shares, or shall fix a date. (not more than ten business days from the date of such notice) for the payment of the full option price of the Common Shares being purchased. Payment shall be made in the form of cash, Common Shares (to the extent permitted by law) , or both. A certificate or certificates for the Common Shares purchased shall be issued by the Company after the exercise of the option and full payment therefor. Upon exercise or an option, the optionee will be required to pay to the Company the amount of any federal , state or local taxes required by law to be withheld in connection with such exercise.

               6.  Termination of Directorship.  If a participant fails to be
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          re-elected to the Board, resigns or otherwise ceases to be a director of the company for reasons other than death or disability (within the meaning of Section 22(e) (3) of the Internal Revenue Code), all options granted under this Plan to such participant which have not been exercised on such date shall terminate if not exercised before thirty (30) days following such termination, or at such earlier time as lay be applicable under Paragraph 4(c) above. If the Participant dies or becomes disabled within the thirty (30) day period described above, such remaining options may be exercised by the Participant or the Participant's personal representative at any time before the expiration of twelve (12) months following the date of death or commencement of disability.

               If a Participant ceases to be a director of the company by reason or death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), all options granted under this Plan to such Participant which have not been exercised on such date may be exercised at any time before the expiration of twelve (12) months following the date of death or commencement of disability, or such earlier time as may be applicable under Paragraph 4(c) above.

               7.  Non-transferability.  Each option and all tights thereunder
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          shall be exercisable during the Participant's lifetime only by him and shall be non-assignable and non-transferable by the participant except, in the event of the Participant's death, by will or by the laws of descent and distribution. In the event the death of a Participant occurs, the representative or representatives of the Participant's estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise the Participant's options in whole or in part may exercise the option prior to the expiration of the applicable exercise period, as specified in Paragraph 6 above.

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               8. No Rights as Stockholder. A Participant shall have no rights
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          as a stockholder with respect to any Common Shares subject to the option prior to the date of issuance of a certificate or certificates for such Common Shares.

               9.  Compliance with Securities Laws.  Options granted and Common
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          Shares issued by the Company upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules arid regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Board may impose. such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

               10.  Shares Subject to the Plan.
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                    (a) The Common Shares to be issued and delivered by the
          Company upon the exercise of options under the Plan may be either authorized but unissued shares or treasury shares of the Company.

                    (b) The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 100,000 shares; subject, however, to the adjustment provided in Paragraph 11 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan.

                    (c) common Shares covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance under this Plan.

               11. Share Adjustments. In the event there is any change in the
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          Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board in (i) the number of Common Shares available for award under this Plan, (ii) the number of common Shares subject to options granted under this Plan, and (iii) the option price of options granted under this Plan.

               12. Amendment or Termination. The Board may terminate this Plan
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          at any time, and may amend the Plan at any time or from time to time;
          provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income security Act, or the rules thereunder; and further provided that any amendment that would increase the aggregate number of Common Shares that may be issued under the Plan, materially increase the benefits accruing to Participants under

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          this Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the Company stockholders to the extent required by rule 16b-3 wider the securities Exchange Act of 1934, as amended, or any other governing rules or regulations except that such increase or modification that my result from adjustments authorized by Paragraph 11 does not require such approval. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms.

               l3.  Company Responsibility. All expenses of this Plan, including
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          the cost of maintaining records, shall be borne by the Company.

                14.  Stockholders Approval. This Plan must be approved by the
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          Company's stockholders within twelve (12) months of the Effective Date and if not so approved, this Plan and all options granted hereunder shall be void from their inception.

                15.  Implied Consent. Every Participant, by acceptance of an
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          award under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

               16.  Rhode Island law to Govern. This Plan shall be construed and
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          administered in accordance with and governed by the laws of the State of Rhode Island.

               IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the 15th day of March, 1995.

                                       NETWORK SIX, INC.


                                       By: /s/ Richard F. Hawkins
                                              -------------------
                                       Title: President
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                    FIRST AMENDMENT TO THE NETWORK SIX, INC.
                    ---------------------------------------
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
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                Pursuant to the resolution of the Board of Directors dated
          May 25, 1995, the Network Six, Inc. Non-Employee Director Stock option Plan is hereby amended with respect to Paragraph 7 thereof to allow the assignment to Saugatuck Associates II,
          Inc. of any and all options and rights thereunder which may be granted to Owen Stevenson Crihfield under the Plan.

                IN WITNESS WHEREOF, this Amendment has been signed by the Company's president as of the 25th day of May, 1995.

                                                NETWORK SIX, INC.



                                                By:  /s/ Richard F. Hawkins
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                                                Title:  President
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